UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Healthy Fast Food, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	43-2092180 (I.R.S. Employer Identification No.)

1075 American Pacific, Suite C, Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-145360

Securities to be registered pursuant to Section 12(g) of the Act:
Units, each consisting of one share of Common Stock, one Class A warrant and two Class B Warrants

Common Stock, par value $0.001 per share

Class A Warrants, each to purchase one share of Common Stock

Class B Warrants, each to purchase one share of Common Stock
 (Title of class)

Item 1.                      Description of Registrant’s Securities to Be Registered.

Incorporated herein by reference is the Registrant’s Registration Statement on Form S-1 (File No. 333-145360), filed on August 13, 2007, as amended on October 9, 2007, November 1, 2007, February 8, 2008 and March 11, 2008, as further amended from time to time thereafter (the “Registration Statement”).  See the section of the Registration Statement titled “Description of Securities.”

Item 2. Exhibits.

Exhibit No.	Description

1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement)

2	Amended Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement)

3	Form of common stock certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement)

4	Form of Class A Warrant (incorporated by reference to Exhibit 4.2 of the Registration Statement)

5	Form of Class B Warrant (incorporated by reference to Exhibit 4.3 of the Registration Statement)

6	Form of unit certificate (incorporated by reference to Exhibit 4.4 of the Registration Statement)

7	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 of the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEALTHY FAST FOOD, INC.
Date: March 11, 2008	By:	/s/ Henry E. Cartwright
Henry E. Cartwright
President